As filed with the Securities and Exchange Commission on October 10, 1997
                                                 Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                     PROMEDCO MANAGEMENT COMPANY
          (Exact name of issuer as specified in its charter)

       Delaware                                                 75-2529809
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                           801 Cherry Street, Suite 1450
                              Fort Worth, Texas 76102
                                  (817) 335-1035
               (Address of Principal Executive Offices and Zip Code)


                           Employee Stock Purchase Plan
                              1996 Stock Option Plan
                              1994 Stock Option Plan
                             (Full title of the plans)


                                  H. Wayne Posey
                       President and Chief Executive Officer
                           801 Cherry Street, Suite 1450
                              Fort Worth, Texas 76102
                                  (817) 335-5035
           (Telephone number, including area code, of agent for service)


                                    Copy to:
                               Michael Joseph, Esq.
                                Dyer Ellis & Joseph
                          600 New Hampshire Avenue, N.W.
                              Washington, D.C. 20037

                            CALCULATION OF REGISTRATION FEE


       Title of securities              Amount to         Proposed maximum      Proposed maximum          Amount of
         to be registered             be registered        offering price      aggregate offering     registration fee
                                                            per share(1)            price(1)
Common Stock, par value $.01 per
share.............................      3,100,000             $10.8125             $33,518,750           $10,157.20
----------------------------------  ------------------  --------------------  --------------------- ---------------------

(1) Pursuant to Rule 457(c) and (h), the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee, and are based upon the average high and low prices of the Common Stock as reported by the Nasdaq Stock Market on October 3, 1997.

                                        PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference into this registration statement the following documents filed by the registrant with the Securities and Exchange Commission:

         (a)      Quarterly Report on Form 10-Q for the Quarterly ended June 30,
1997;

         (b) Amendment to report on Form 8-K filed with the Commission on July 7, 1997;

         (c) Report on Form 8-K filed with the Commission on June 19, 1997;

         (d) Report on Form 8-K filed with the Commission on May 7, 1997;

         (e) Report on Form 8-K filed with the Commission on March 31, 1997;

         (f) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (g) The description of the registrant's Common Stock, $.01 par value, incorporated by reference to the registrant's Registration Statement on Form S-1, Commission File No. 333-10557; and

         (h) The registrant's prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, filed with the Commission on March 12, 1997.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation and By-laws provide for indemnification of directors, officers, agents, and employees of the Company to the fullest extent permitted by law. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason


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



of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

      4.1         Form of Common Stock Certificate (1)

      5.1 Opinion of counsel as to the legality of securities being registered

     10.1         Employee Stock Purchase Plan (2)

     10.2         1996 Stock Option Plan (3)

     10.3         1994 Stock Option Plan (4)

     23.1         Consent of Arthur Andersen LLP

     23.2         Consent of Dyer Ellis & Joseph (included as part of Exhibit
5.1)

     24.1         Power of Attorney

(1) Filed as exhibit of same number to the Registrant's Registration Statement on Form 8-A, File No. 0-21373, and incorporated herein by reference.
(2) Filed as exhibit 10.9 to the Registrant's Registration Statement on Form S-1, File No. 333-10557, and incorporated herein by reference.
(3) Filed as exhibit 10.8 to the Registrant's Registration Statement on Form S-1, File No. 333-10557, and incorporated herein by reference.
(4) Filed as exhibit 10.21 to the Registrant's Registration Statement on Form S-1, File No. 333-10557, and incorporated herein by reference.

Item 9. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 9th day of October, 1997.

                                  PROMEDCO MANAGEMENT COMPANY



                                  By:                    *
                                                    H. Wayne Posey
                                                    President and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                           DATE


                  *
Richard E. Ragsdale                 Chairman                  October 9, 1997


                  *
Robert D. Smith                     Vice President-Finance    October 9, 1997


                  *
E. Thomas Chaney                    Director                  October 9, 1997


David T. Bailey, M.D.               Director                  October    , 1997


Richard R. D'Antoni                 Director                  October    , 1997


James F. Herd, M.D.                 Director                  October    , 1997

                    *
Jack W. McCaslin                    Director                  October 9, 1997


*By:    /S/ MICHAEL JOSEPH
              Michael Joseph
             Attorney-in-Fact

                                  INDEX TO EXHIBITS


Exhibit                                                           Sequentially
Number           Description of Document                          Numbered Page

5.1        Opinion of counsel as to the legality of securities being registered

23.1       Consent of Arthur Andersen LLP

24.1       Power of Attorney